UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2021

Medalist Diversified REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-38719	47-5201540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1051 E. Cary Street Suite 601

James Center Three

Richmond, VA, 23219

(Address of principal executive offices)

(804) 344-4435

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of each Exchange on Which Registered	Trading Symbol(s)
Common Stock, $0.01 par value	Nasdaq Capital Market	MDRR
8.0% Series A Cumulative Redeemable Preferred Stock, $0.01 par value	Nasdaq Capital Market	MDRRP

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Lancer Center Amendment

As previously disclosed, Medalist Diversified Holdings, L.P., the operating partnership of Medalist Diversified REIT, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “PSA”), dated as of January 18, 2021, with BVC Lancer LLC, a South Carolina limited liability company and unaffiliated seller (the “Lancer Seller”), in connection with the purchase of a retail center commonly referred to as the Lancer Center property (“Lancer Center”). On February 17, 2021, the Company and the Lancer Seller entered into that certain First Amendment to Purchase and Sale Agreement (the “First Amendment”), a copy of which is filed hereto as Exhibit 10.1.

Pursuant to the First Amendment, the Company’s purchase of Lancer Center is contingent upon the Company obtaining a final, approved and firm commitment for a loan to be used by the Company to acquire Lancer Center (the “Firm Loan Commitment”) which terms shall be acceptable to the Company in its sole discretion. If the Company has not received a satisfactory Firm Loan Commitment as of the Closing Date (as defined in the PSA), then the Company shall have the right to extend the Closing Date for a period of forty-five (45) days. If the Company has still not received a satisfactory Firm Loan Commitment as of the extended Closing Date, then the Company shall have the right to terminate the PSA. The Company also acknowledged that the Inspection Period (as defined in the PSA) has expired, and the Company shall not have the right to extend the Inspection Period. The Company has made two deposits to the Lancer Seller in the aggregate amount of $300,000 which shall be refunded by the Lancer Seller if the Company is not able to obtain a satisfactory Firm Loan Commitment by the extended Closing Date.

Hampton Inn Agreement of Sale

Also on February 17, 2021, a wholly owned subsidiary of the Company and PMI Greensboro, LLC (together, the “Hampton Inn Sellers”) entered into an Agreement of Sale (the “Agreement”), a copy of which is filed hereto as Exhibit 10.2, with Krishna Prasad Maganti and Ramesh Gandhamanei (together, the “Purchasers”) whereby the Hampton Inn Sellers agreed to sell the Greensboro Airport Hampton Inn (the “Hampton Inn”) for a purchase price of $12,650,000, subject to customary prorations and adjustments. The Purchasers have made a $100,000 earnest money deposit to the Hampton Inn Sellers, which shall become non-refundable sixty (60) days following the execution of the Agreement if the Purchasers do not terminate the Agreement prior to the expiration of such period (the “Due Diligence Period”). The closing of the sale of the Hampton Inn is contingent on (i) the Purchasers’ obtaining financing for its purchase of the property within ninety (90) days following the execution of the Agreement on terms agreeable to the Purchasers in their sole discretion; and (ii) the Purchasers obtaining a Franchise Agreement upon terms and conditions reasonably acceptable to the Purchasers from the franchisor. The closing of the sale of the Hampton Inn is expected to occur within forty-five (45) days of the expiration of the Due Diligence Period, subject to the Purchasers’ right to extend such closing for one period of forty-five (45) additional days in their sole discretion.

The Agreement contains provisions, representations, warranties, covenants and indemnities that are customary and standard for the real estate industry and the sale of a hotel property. Several conditions to closing on the sale remain to be satisfied, and there can be no assurance that we will complete the transaction on the general terms described above or at all.

Certain statements included in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements above include, but are not limited to, matters identified as expectations and matters with respect to the future acquisition of Lancer Center and sale of the Hampton Inn. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more information regarding risks and uncertainties that may affect the Company’s future results, review the Company’s filings with the Securities and Exchange Commission.

The foregoing descriptions of the First Amendment and the Agreement are qualified in their entirety by reference to the First Amendment and the Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)          Exhibits

Exhibit No.	Description

10.1	First Amendment to Purchase and Sale Agreement, dated as of February 17, 2021, by and between BVC Lancer LLC and Medalist Diversified Holdings, L.P.
10.2	Agreement of Sale, dated as of February 17, 2021, by and among Krishna Prasad Maganti, Ramesh Gandhamanei, PMI Greensboro, LLC and MDR Greensboro HI TRS, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALIST DIVERSIFIED REIT, INC.

Dated: February 23, 2021	By:	/s/ Thomas E. Messier
Thomas E. Messier
Chief Executive Officer, Chairman of the Board, Treasurer and Secretary